Exhibit  23.2


               CONSENT OF Ernst & Young LLP, Chartered Accountants


     We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-_________), pertaining to the 200 Incentive Stock Option Plan of Stockgroup.com Holdings, Inc., of our report dated February 21, 2001, with respect to the consolidated financial statements of Stockgroup.com Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP
Vancouver, Canada                              -------------------------
May 11, 2001                                   Chartered Accoutants